                 RESTATED AND AMENDED REVOLVING CREDIT AGREEMENT


      THIS AGREEMENT is made as of the 20th day of June, 1994, by and between Merrill Corporation, a Minnesota corporation (the "Borrower"), and First Bank National Association, a national banking association (the "Bank").


                                 R E C I T A L S

      The Borrower and Marquette Bank Minneapolis, National Association ("Marquette") executed and delivered a Revolving Credit Agreement dated as of September 7, 1990 (the "Original Credit Agreement") which was restated and amended pursuant to a Restated and Amended Revolving Credit Agreement dated as of September 10, 1992 by and between the Borrower and Marquette (herein, as amended, the "Credit Agreement").

      On April 27, 1993, Marquette and the Bank entered into an Assignment and Assumption Agreement pursuant to which the Bank acquired all of the rights and assumed all of the obligations of Marquette under the Credit Agreement.

      The Borrower and the Bank have agreed to amend and restate the terms of the Credit Agreement pursuant to the terms of this Agreement.

      NOW, THEREFORE, for One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to restate and amend the Credit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in this Article have the meaning assigned to them in this Article, and include the plural as well as the singular; and

             (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

      "Advance" means an advance by the Bank to the Borrower pursuant to
Article II.

      "Affiliate" means any officer, director, independent contractor or employee of the Borrower or any other Person under the common control of the Borrower or any other Affiliate.

      "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

      "Cash Flow Leverage" means the ratio of (a) total interest bearing Debt, including capital leases, of the Borrower and its Subsidiaries, to (b) net income of the Borrower and its Subsidiaries before extraordinary gains and losses, plus depreciation and amortization expense, minus capital expenditures, minus dividends, all calculated over the four consecutive quarters ending as of the date of the test.

      "CD Assessment Rate" means the annual assessment rate (rounded upward, if necessary, to the nearest 1/100th of 1%) actually incurred by the Bank during a given Interest Period to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's insuring of time deposits at offices of the Bank in the United States, as adjusted as hereinafter provided. If the annual assessment rate for the Federal Deposit Insurance Corporation's (or any successor's) insuring such time deposits is scheduled to change during such Interest Period, the CD Assessment Rate for such Interest Period shall be the weighted average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the annual assessment rates in effect at the beginning and as of such change.

      "CD Rate" means the rate of interest determined by the Bank for the relevant Interest Period to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank, at face value, of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of the requested CD Rate Advance.

      "CD Rate Advance" means an Advance designated as such in a notice of borrowing under Section 2.03 or a notice of continuation or conversion under
Section 2.06.

      "CD Rate (Reserve Adjusted)" means a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) calculated for the Interest Period of a CD Rate Advance in accordance with the following formula:

      CDRA   =        CD Rate      +    CDAR
                    -----------
                    1.00 - CDRR

In such formula, "CDAR" means "CD Assessment Rate", "CDRA" means "CD Rate (Reserve Adjusted)" and "CDRR" means "CD Reserve Rate", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

      "CD Reserve Rate" means a percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to non-personal time deposits (as presently defined in Regulation D) with the Bank or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to non-personal time deposits. Without limiting the generality of the foregoing, the CD Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the CD Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes CD Advances.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means, from time to time, the difference between $10,000,000 and the then outstanding face amounts of Letters of Credit.

      "Commitment Fees" means the commitment fees payable under Section 2.12 hereof.

      "Consolidated" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) any Person, mean the accounts of such Person and its subsidiaries, determined on a consolidated basis, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statement as to such accounts, in accordance with generally accepted accounting principles.

      "Consolidated Tangible Net Worth" of the Borrower means the sum of the retained earnings, capital stock and surplus of the Borrower on a Consolidated basis, less loans or accounts (other than accounts incurred in the ordinary course of business) due from Affiliates, treasury stock and good will.

      "Debt" means (i) all items of indebtedness or liability which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as at the date as of which Debt is to be determined, including any indebtedness owed to an Affiliate, and (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire indebtedness of others; provided, however, that for purposes of calculating that Debt evidenced by Minnesota Agricultural and Economical Development Authority Small Business Revenue Bonds, Series 1985C and Series 1990B, Debt shall be calculated net of deposits and reserves maintained with the trustee to secure these bonds.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

      "Eurodollar Advance" means an Advance designated as such in a notice of borrowing under Section 2.03 or a notice of continuation or conversion under
Section 2.06.

      "Eurodollar Interbank Rate" means the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of the Interest Period of such Eurodollar Advance. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Interest Period shall be the arithmetic mean of such rates (rounded as provided above).

If fewer than two rates appear, the rate for such Interest Period shall be determined by the Bank based on rates offered to the Bank for United States Dollar deposits in the interbank eurodollar market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

      "Eurodollar-Rate (Reserve Adjusted)" means a rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

      ERRA   =      Eurodollar Interbank Rate
                    -------------------------
                          1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

      "Eurodollar Reserve Rate" means a percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

      "Event of Default" has the meaning specified in Section 8.01.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or an successor thereto.

      "Interest Period" means either (a) for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a CD Rate Advance or a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 2.03 or Section 2.06; provided, that:

                    (i)     any Interest Period which would
             otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                    (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) no Interest Period shall extend beyond the Termination Date; and

             (b) for any CD Rate Advance, the period commencing on the borrowing date of such CD Rate Advance or the date a Eurodollar Advance or a Reference Rate Advance is converted into such CD Rate Advance, or the last day of the preceding Interest Period for such CD Rate Advance, as the case may be, and ending one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 2.03 or Section 2.06; provided, that:

                    (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; and

                    (ii) no Interest Period shall extend beyond the Termination Date.

      "Letters of Credit" means the letters of credit issued by the Bank from time to time for the account of the Borrower.

      "Loan Document" means individually or collectively, as the case may be, this Agreement, the Note, and any and all other documents executed, delivered or referred to herein or therein, as originally executed and as amended, modified or supplemented from time to time.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any Subsidiary is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

       "Note" means the Revolving Note of the Borrower, substantially in the form of Exhibit A hereto, any note which renews a Note or extends the maturity date thereof and which specifically refers to this Agreement.

      "Payment Date" means the Termination Date, or date of any other termination of the Commitment, plus (a) the last day of each Interest Period for each CD Rate Advance and Eurodollar Advance and, if such Interest Period is in excess of 90 days (in the case of a CD Rate Advance) or three months (in the case of a Eurodollar Advance), the day 90 days or three months, as the case may be, after the first day of such Interest Period, and thereafter each day 90 days or three months, as the case may be, after each succeeding Payment Date; and (b) the first day of each month for each Reference Rate Advance.

      "Person" means any individual, corporation, partnership, joint venture, association, jointstock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary and covered by ERISA.

      "Reference Rate" means the rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

      "Reference Rate Advance" means an Advance designated as such in a notice of borrowing under Section 2.03 or a notice of continuation or conversion under
Section 2.06.

      "Reportable Event" shall have the meaning assigned to that term in ERISA.

      "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, and which is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

      "Termination Date" means the earliest of (a) May 31, 1997, (b) the date on which the Commitment is terminated pursuant to Section 8.02 hereof or (c) the date on which the Commitment is reduced to zero pursuant to Section 2.13 hereof.


                                   ARTICLE II

          AMOUNT AND TERMS OF THE REVOLVING LOANS AND LETTERS OF CREDIT

      Section 2.01 REVOLVING LOANS. The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the maturity date of the Note as stated therein, or the earlier date of termination in whole of the Commitment pursuant to Section 2.13 or Section 8.02, in an aggregate amount not to exceed at any time outstanding the Commitment. Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to
Section 2.04 and reborrow under this Section 2.01.

      Section 2.02 THE REVOLVING NOTE. The Advances made by the Bank shall be evidenced by the Note payable to the order of the Bank. The Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid in accordance with the terms of Section 2.07 hereof.

      Section 2.03 BORROWING PROCEDURES. Any request by the Borrower for an Advance shall be in writing, or by telephone promptly confirmed by telecopy or in writing, and must be given so as to be received by the Bank not later than:

             (a) 12:01 p.m., Minneapolis time, on the date of the requested Advance, if the Advance shall be comprised of CD Rate Advances or Reference Rate Advances; or

             (b) 12:01 p.m., Minneapolis time, two Business days prior to the date of the requested Advance, if the Advance shall be, or shall include, a Eurodollar Advance.

Each request for an Advance shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Advance and the type or types of Advances, and (iii) if such Advance shall include CD Rate Advances or Eurodollar Advances, the initial Interest Periods for such Advances. Unless the Bank determines that any applicable condition specified in Article VI has not been satisfied, the Bank will make the amount of the requested Advance available to the Borrower at the Bank's principal office in Minneapolis, Minnesota, in immediately available funds not later than 5:00 p.m., Minneapolis time, on the date requested.

      Section 2.04 OPTIONAL PREPAYMENTS. The Borrower may, upon at least One Business Days' prior written or telephonic notice received by the Bank, prepay the Loans, in whole or in part, at any time, subject to the provisions of
Section 2.08, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $100,000.

      Section 2.05 ADVANCE OPTIONS. Each Advance shall be constituted of CD Rate Advances, Eurodollar Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the number of separate outstanding CD Rate Advances and Eurodollar Advances shall not exceed four at any one time. Each CD Rate Advance or Eurodollar Advance shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 above such amount. Each Reference Rate Advances shall be in an amount that is an integral multiple of $10,000.

      2.06   CONTINUATION - OR CONVERSION OF LOANS.  The Borrower may elect to
(i) continue any outstanding CD Rate Advance or Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a CD Rate Advance or Eurodollar Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

             (a) 12:01 p.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a CD Rate Advance or Reference Rate Advance; or

             (b) 12:01 p.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

      Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.05), and (iii) for continuation as, or conversion into, CD Rate Advances or Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each CD Rate Advance and Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a CD Rate Advance or a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

      Section 2.07  INTEREST.

             (a) CD RATE ADVANCES. The unpaid principal amount of each CD Rate Advance shall bear interest prior to maturity at a rate per annum equal to the CD Rate (Reserve Adjusted) in effect for each Interest Period for such CD Rate Advance plus 1.50% per annum.

             (b) EURODOLLAR ADVANCES. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 1.65% per annum.

             (c) REFERENCE RATE ADVANCES. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

             (d) INTEREST AFTER MATURITY. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 1.75% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 1.75% in excess of the Reference Rate in effect from time to time.

             (e) PAYMENT DATES. Accrued interest under Section 3.1(a), (b) and (c) and Commitment Fees under Section 2.12 shall be payable on the Payment Dates for the applicable types of Advances and for fees. Accrued interest under Section 3.1(d) shall be payable on demand.

             (f) COMPUTATION. Interest and Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.


      Section 2.08 FUNDING LOSSES. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 2.13, 3.04 or 8.02), prepayment or conversion of any CD Rate Advance or Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this Section 2.08 of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error. At the request of the Borrower, the Bank shall furnish the Borrower with a written explanation, in reasonable detail, showing how the amounts of the indemnity payment was calculated.

      Section 2.09 PAYMENT. All payments of principal and interest under the Note and of the fees hereunder shall be made to the Bank in immediately available funds. The Borrower agrees that the amount shown on the books and records of the Bank as being the aggregate amount of Advances outstanding shall be prima facie evidence of the principal amount of the Note then outstanding. The Borrower hereby authorizes the Bank, if and to the extent payment is not promptly made pursuant hereto, to charge against the Borrower's account with the Bank an amount equal to the accrued principal, interest and fees from time to time due and payable to the Bank under the Note or hereunder.

      Section 2.10 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or holiday for banks under laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time shall in such case be included in the computation of payment interest on the Note or the fees hereunder, as the case may be.

      Section 2.11 USE OF PROCEEDS. The proceeds of each Advance shall be used by the Borrower for working capital, capital expenditures, and its general corporate purposes.


      Section 2.12 COMMITMENT FEES. The Borrower agrees to pay to the Bank a Commitment Fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily unused amount of the Commitment from the date hereof to and including the termination date of the Commitment, payable quarterly, in arrears, on the first day of each September, December, March and June during the term of the Commitment, commencing September 1, 1994 (for the period of time since June 20, 1994), provided that the commitment fee remaining unpaid shall be due and payable on the termination date of the Commitment.

      Section 2.13 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENT. The Borrower may, at any time, upon no less than three Business Days prior written or telephonic notice received by the Bank, reduce the Commitment, with any such reduction in a minimum amount of $1,000,000 or an integral multiple thereof. Upon any reduction in the Commitment pursuant to this Section, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Advances exceeds the Commitment as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Bank, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Bank hereunder, including the face amount of all outstanding Letters of Credit. All payment described in this Section is subject to the provisions of Section 2.08.

      Section 2.14  THE LETTERS OF CREDIT.

             (a) The Bank may, in its discretion, on the terms and subject to the conditions hereinafter set forth, and subject to the terms and conditions contained in the letter of credit applications executed by the Borrower in the form of Exhibit F hereof, issue the Letters of Credit for the account of the Borrower in an aggregate face amount not to exceed $1,000,000. The Letters of Credit shall mature within one year or on or before the Termination Date, whichever first occurs. The Borrower shall pay the Bank an application fee of $250 for each Letter of Credit issued. In addition, the Borrower shall pay the Bank a letter of credit fee of 1.25% per annum of the face amount of the Letter of Credit, payable in advance. The Borrower agrees to reimburse the Bank on demand for the amount of any draft drawn upon the Letters of Credit.

             (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of the Bank, or (ii) impose on the Bank any other conditions regarding this Agreement or the Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letters of Credit (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for any increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the Reference Rate.

             (c) The obligations of the Borrower under this Section 2.14 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                    i) any lack or validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                    ii) any amendment or waiver of, or any consent to departure from, all or any of the Related Documents;

                    iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting), the Bank or any other person, whether in connection with any Related Document, the transactions contemplated therein, or any unrelated transaction; or

                    iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except in the case of payment by the Bank under a Letter of Credit that shall have been proven by the Borrower to have resulted from the gross negligence or willful misconduct of the Bank.


                                   ARTICLE III

                     ADDITIONAL PROVISIONS RELATING TO LOANS

      Section 3.01 INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

             (a) any tax, duty or other charge with respect to any Loan, the Note or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans or of the Commitment Fees (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

             (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

             (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

             (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Note in respect of any Loan is reduced; then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the CD Reserve Rate, the Eurodollar Reserve Rate or the CD Assessment Rate). Determinations by the Bank for purposes of this Section 3.01 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods. At the request of the Borrower, the Bank shall furnish the Borrower with a written explanation, in reasonable detail, showing how the foregoing additional amount was calculated.

      Section 3.02 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Bank reasonably determines that:

             (a) deposits of the necessary amount for the relevant Interest Period for any CD Rate Advance or Eurodollar Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the CD Rate or Eurodollar Rate, as the case may be, for such Interest Period;

             (b) the CD Rate (Reserve Adjusted) or the Eurodollar Rate (Reserve Adjusted), as the case may be, will not adequately and fairly reflect the cost to the Bank of making or funding the CD Rate Advances or Eurodollar Advances, as the case may be, for a relevant Interest Period; or

             (c) the making or funding of CD Rate Advances or Eurodollar Advances, as the case may be, has become impracticable as a result of any event occurring after the date of this Agreement which, in the reasoned opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market; the Bank shall promptly give notice of such determination to the Borrower, and (i) any notice of a new CD Rate Advance or Eurodollar Advance, as the case may be, previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make an Advance of another type, as selected by the Borrower, and (ii) the Borrower shall be obligated to either prepay in full any outstanding CD Rate Advances or Eurodollar Advances, as the case may be, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Advance to an Advance of another type, as selected by the Borrower, on such last day.

      Section 3.03 CHANGES IN LAW RENDERING CD RATE ADVANCES OR EURODOLLAR ADVANCES UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any CD Rate Advance or Eurodollar Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any CD Rate Advance or Eurodollar Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to an Advance of another type or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.08.

      Section 3.04  FUNDING.

             (a) DISCRETION OF THE BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each CD Rate Advance and each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of CD Rate Advances, to the CD Rate for such Interest Period or, in the case of Eurodollar Advances, to the Eurodollar Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

             (b) FUNDING THROUGH THE SALE OF PARTICIPATIONS. Notwithstanding any provision of this Agreement to the contrary, the Borrower acknowledges that the Bank may fund all or any part of the Advances by sales of participations to various participants and agrees that the Bank may, in invoking its rights under this Section 3 or under Section 2.08, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Section 3 or under Section 2.08 if such participant were the Bank under this Agreement.

             (c) FUNDING THROUGH BRANCH OR AFFILIATE. At the Bank's sole option, it may fulfill its commitment to make Eurodollar Advances by causing a foreign branch or an affiliate to make or continue such Eurodollar Advances; provided, that in such instance such Eurodollar Advances shall be deemed for purposes of this Agreement to have been made by the Bank and the obligation of the Borrower to repay such Eurodollar Advances shall be to the Bank and shall be deemed held by the Bank for the account of such branch or affiliate.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

      Section 4.01 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Bank to make its initial Advance hereunder is subject to the condition precedent that the Bank shall have received on or before the day of such Advance (unless waived in writing by the Bank) all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to the Bank:

             (a)    The Note, properly executed on behalf of the Borrower.

             (b) A certified copy of the resolutions of the Borrower evidencing approval of this Agreement, the Note, and other matters contemplated hereby.

             (c) A certificate signed by the secretary or chief financial officer of the Borrower which shall certify that the Articles of Incorporation and Bylaws of the Borrower and its Subsidiaries which were previously delivered to the Bank are true and correct copies thereof and have not been amended or modified in any material manner since the date of delivery.

             (d) A signed copy of an opinion of counsel for the Borrower addressed to the Bank.

             (e) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower which shall certify the names of the officers of the Borrower authorized to sign this Agreement, the Note and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

             (f) A completed current Compliance Certificate in the form attached as Exhibit B hereto, executed by the chief financial officer of the Borrower.

             (g) A lien search on the Borrower showing no outstanding liens not previously disclosed.

             (h) A completed Environmental Risk Assessment Questionnaire showing no material environmental liabilities or contingencies.

      Section 4.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

             (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

             (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Bank as follows:

      Section 5.01 CORPORATE EXISTENCE AND POWER. The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower and each Subsidiary has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its respective obligations under, this Agreement and the Note.

      Section 5.02 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of this Agreement and the Note and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower,
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

      Section 5.03 LEGAL AGREEMENTS. This Agreement and the Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and by general principles of equity.

      Section 5.04 SUBSIDIARIES. Exhibit C hereto is a complete and correct list of all present Subsidiaries and of the present ownership of each Subsidiary in each case as of the date of this Agreement. Except as otherwise indicated on Exhibit C, all shares of each Subsidiary owned by the Borrower or by any Subsidiary are fully paid and non-assessable.

      Section 5.05 FINANCIAL CONDITION. The Borrower has heretofore furnished the following Consolidated financial statements to the Bank: audited statements for the Borrower's fiscal year ending January 31, 1994 and unaudited interim statements for the quarter ending April 30, 1994. Said Consolidated financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of their operations for the periods then ended, and were prepared in accordance with generally accepted accounting principles.

      Section 5.06 ADVERSE CHANGE. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any Subsidiary since the date of the latest financial statement referred to in Section 5.05.

      Section 5.07 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower or any Subsidiary.

      Section 5.08 REGULATION U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      Section 5.09 TAXES. The Borrower and each Subsidiary has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower and each Subsidiary are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

      Section 5.10 TITLES AND LIENS. The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet (exclusive of capitalized leases) referred to in Section 5.05 (other than any sold, as permitted by Section 7.05), free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens permitted by Section 7.01 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower or any Subsidiary as presently conducted.

      Section 5.11 ERISA COMPLIANCE. (a) Each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to which failure to comply could result in a material liability to the Borrower or any Subsidiary; (b) as of the date of the most recent valuation of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan), the aggregate present value of all accrued vested benefits under such Plans (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Plans) did not exceed by a material amount (relative to the Borrower's Consolidated Tangible Net Worth) the fair market value of the assets of such Plans allocable to such benefits; (c) the Borrower is not aware of any information since the date of such valuations which would materially affect the information contained therein: (d) no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred an accumulated funding deficiency as that term is defined in
Section 302 of ERISA or Section 412 of the Code (whether or not waived); (e) no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to any Plan, and there has not been any Reportable Event which presents a material risk of termination of any Plan by the Pension Benefit Guaranty Corporation; and (f) to the best of its knowledge, the Borrower has not engaged in a transaction which would subject it to any material tax, penalty or liability for prohibited transactions imposed by ERISA or the Code. As of the effective date of this Agreement, neither the Borrower nor any Subsidiary contributes to any Multiemployer Plan.

      Section 5.12 ACCURACY OF INFORMATION. All factual information heretofore or herewith furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, and all other such factual information hereafter furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any of the transactions will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

      Section 5.13 DEFAULTS. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract or in any instrument evidencing any Debt or under any agreement relating thereto.

      Section 5.14 ENVIRONMENTAL REGULATIONS. To the best of the Borrower's knowledge, the Borrower and each Subsidiary is in compliance with all requirements of law relating to pollution control and environmental regulations in the respective jurisdictions where it is presently doing business or conducting operations.

      Section 5.15 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Article IV shall survive the delivery of the Note and the making of the loan evidenced thereby and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely thereon.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

      So long as the Note shall remain unpaid or the Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

      Section 6.01  FINANCIAL STATEMENTS.  The Borrower will deliver to the
Bank:

             (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and its Subsidiaries, a copy of the annual Consolidated audit report of the Borrower with the unqualified opinion of Coopers & Lybrand or other independent certified public accountants selected by the Borrower and acceptable to the Bank, all in reasonable detail and all prepared in accordance with generally accepted accounting principles; together with a Compliance Certificate of the chief financial officer of the Borrower in the form of Exhibit B hereto;

             (b) as soon as available and in any event within 45 days after the end of each interim fiscal quarter, Consolidated financial statements of the Borrower and its Subsidiaries as at the end of each interim fiscal quarter and for the year to date, in reasonable detail, all prepared in accordance with generally accepted accounting principles, together with a Compliance Certificate of the chief financial officer of the Borrower in the form of Exhibit B hereto, subject, however, to year-end audit adjustments;

             (c) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

             (d) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange, including the Borrower's quarterly 10-Q statements and annual 10-K statements;

             (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 5.07 or which seek a monetary recovery against the Borrower in excess of $250,000;

             (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event;

             (g) as soon as possible and in any event within 30 days after the Borrower knows that a Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action, if any, which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation if such notice is required to be furnished to the Pension Benefit Guaranty Corporation;

             (h) as soon as possible, any notice of any default received by the Borrower or any Subsidiary in the repayment of any indebtedness for borrowed money owed by any of them the outstanding principal amount of which exceeds $50,000; and

             (i) such other information respecting the financial condition and results of operations of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request.

      Section 6.02 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will, and will cause each Subsidiary to, keep accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of their properties and to discuss their affairs, finances and accounts with any of their principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

      Section 6.03 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations with which noncompliance would materially and adversely affect their business or their financial condition.

      Section 6.04 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will, and will cause each Subsidiary to, pay or discharge all taxes, assessments and governmental charges levied or imposed upon them or upon their income or profits, or upon any properties belonging to them, prior to the date on which penalties attach thereto and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceeding.

      Section 6.05 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its properties necessary or useful in their business in good condition, repair and working order.

      Section 6.06 INSURANCE. The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate.

      Section 6.07  PRESERVATION OF CORPORATE EXISTENCE.   Subject to Section
7.06, the Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its rights, privileges and franchises.

      Section 6.08 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain, at all times during each fiscal year designated herein, its Consolidated Tangible Net Worth at an amount not less than $37,500,000 for the fiscal year ending January 31, 1995, and for each fiscal year following
January 31, 1995, an amount equal to 90% of the Consolidated Tangible Net Worth at the end of the Borrower's immediately preceding fiscal year; provided, however, under no circumstances shall the minimum Consolidated Tangible Net Worth ever decrease.

      Section 6.09 MAXIMUM CASH FLOW LEVERAGE. The Borrower will ensure that its Cash Flow Leverage does not exceed 5.0 to 1.0 at the end of each fiscal quarter.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

      So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower agrees that, without the prior written consent of the Bank:

      Section 7.01 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness for borrowed money; EXCLUDING, HOWEVER, from the operation of the foregoing:

             (a) liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 6.04;

             (b) materialmen's, merchants', carriers', workmen's, repairmen's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 6.04;

             (c) pledges or deposits to secure obligations under workmen's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

             (d) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower and any Subsidiary or the value of such property for the purpose of such business;

             (e) purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, or, in the case of any corporation which thereafter becomes a Subsidiary, mortgages, liens or security interests upon or in its property, existing at the time such corporation becomes a Subsidiary, PROVIDED that:

                    (1) no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

                    (2) the aggregate principal amount of all Debt of the Borrower and all Subsidiaries secured by all mortgages, liens or security interests described in this subsection plus the outstanding indebtedness permitted by Section 7.02(e) hereof shall not exceed $500,000 at any one time outstanding; and

                    (3) the aggregate principal amount of Debt secured by mortgages, liens and security interests described in this subsection (e) at the time of acquisition of the property subject thereto shall not exceed the cost of such property or of the then fair market value of such property as determined by the Board of Directors of the Borrower, whichever shall be less, and the aggregate amount of payments made thereunder will not result in a violation of the restriction contained in Section 7.08;

             (f) mortgages, liens, pledges and security interests on any property of the Borrower or any Subsidiary (other than those described in subsection (e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Exhibit D to the Original Credit Agreement or as disclosed to and approved by the Bank after the date thereof and prior to the date hereof; and

             (g) liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money not exceeding $250,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

      Section 7.02 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

             (a)    indebtedness evidenced by the Note;

             (b) indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in Exhibit D to the Original Credit Agreement or as disclosed to and approved by the Bank after the date thereof and prior to the date hereof;

             (c) indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary; and

             (d) indebtedness of the Borrower or any Subsidiary incurred after the date hereof which in the aggregate cannot exceed $1,500,000 at any time outstanding.

      Section 7.03 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

             (a) the endorsement of negotiable instruments by the Borrower or a Subsidiary for deposit or collection or similar transactions in the ordinary course of business;

             (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and reflected in the most recent audited consolidated financial statements of the Borrower; and

             (c) guaranties given after the date hereof in the ordinary course of business of the Borrower or a Subsidiary.

      Section 7.04 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

             (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A1" or "A2" by Standard & Poor's Corporation or "P1" or "P2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $10,000,000;

             (b) advances and loans to officers, independent contractors and employees of the Borrower or a Subsidiary;

             (c) advances in the form of progress payments, prepaid rent or security deposits;

             (d) loans and advances by a Subsidiary to the Borrower or another Subsidiary;

             (e)    loans and advances by the Borrower to any Subsidiary;

             (f) subject to the limitation contained in Section 7.06 hereof, stock in any Subsidiaries acquired after the date hereof; and

             (g) investments in stock or debt instruments of other Persons which in the aggregate do not exceed $2,500,000 at any time outstanding.

      Section 7.05 SALE OF ASSETS. The Borrower will not, nor shall it permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series, of transactions) to any other Person other than in the ordinary course of business; provided, however, that the restrictions contained in this Section shall not apply to or prevent:

             (a) the conveyance, lease or transfer by a Subsidiary of all or a part of its properties to the Borrower or to another wholly-owned Subsidiary of the Borrower;

             (b) sales or leases by the Borrower or a Subsidiary of its properties in the ordinary course of business; and

             (c) sales or lease by the Borrower or a Subsidiary of its surplus, obsolete or worn-out properties.

      Section 7.06 CONSOLIDATION AND MERGER; ACQUISITION OF ASSETS AND STOCK. The Borrower will not, nor shall it permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it unless (i) the Borrower immediately notifies the Bank following the merger or consolidation, (ii) the Borrower or the Subsidiary is the surviving entity, and
(iii) the Borrower reaffirms its liability under the Note and this Agreement after the merger or consolidation and represents and warrants to the Bank that there does not then exist any Event of Default hereunder nor any event which with the giving of notice or the passage of time would become an Event of Default; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of a Subsidiary with the Borrower (if Borrower shall be the continuing or surviving corporation) or another then existing wholly-owned Subsidiary of the Borrower. The Borrower agrees that in each consecutive 12 month period, the aggregate amount that is expended (whether in cash or in stock) by the Borrower and its Subsidiaries to acquire all or substantially all of the assets or any stock of another Person, and to merge or consolidate with another Person, shall not exceed $2,500,000.

      Section 7.07 SALE AND LEASEBACK. The Borrower will not, nor shall it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or any Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      Section 7.08 EXPENDITURES FOR FIXED ASSETS. The Borrower will not, nor shall it permit any Subsidiary to, make any future expenditure of money for the purchase or construction of fixed assets if, after giving effect to such expenditure, the aggregate amount of such expenditures made by the Borrower and its Subsidiaries in any fiscal year will exceed $15,000,000.

      Section 7.09 LEASES. Enter into or permit to exist any arrangements for the leasing by the Borrower or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than leases that should be capitalized under generally accepted accounting principles) which require the payment by the Borrower and its Subsidiaries on a consolidated basis of rental amounts in the aggregate in excess of $4,000,000 in any one fiscal year.

      Section 7.10 RESTRICTIONS ON ISSUANCE AND SALE OF SUBSIDIARY STOCK. The Borrower will not:

             (a) permit any Subsidiary to issue or sell any shares of stock of any class of such Subsidiary to any other Person (other than the Borrower or a wholly-owned Subsidiary of the Borrower), except for the purpose of qualifying directors or of satisfying preemptive rights of paying a common stock dividend on, or splitting, common stock of such Subsidiary; or

             (b) sell, transfer or otherwise dispose of any shares of stock of any class (except to a wholly-owned Subsidiary of the Borrower or to qualify directors) of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary of the Borrower or to qualify directors) any shares of stock of any class of any other Subsidiary.

      Section 7.11 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not, nor will it permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or its Subsidiaries.


                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

      Section 8.01 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

             (a) Default in the payment of any principal or interest on the Note when it becomes due and payable and continuance of such default for a period of five days; or

             (b) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

             (c) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by certified mail to the Borrower by the Bank, a written notice specifying such default or breach and requiring it to be remedied; or

             (d) Default in the performance, or breach, of any covenant or agreement of the Borrower in any Loan Document and the expiration of any applicable grace period, if any; or

             (e) The Borrower or any Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any Subsidiary and such appointment shall continue undischarged for a period of 60 days; or the Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Subsidiary and shall remain undismissed for a period of 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy; or

             (f) Default in the performance, or breach, of any financial covenant contained in Sections 6.08, 6.09, 7.08 and 7.09 hereof; or

             (g) The rendering against the Borrower or any Subsidiary of a final judgment, decree or order for the payment of money in excess of $250,000 which shall not be released, vacated, fully bonded or settled within 30 days after its issue or levy, provided, however, that any settlement that provides for payments over time cannot be more than 30 days in default at any time; or

             (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower or any Subsidiary, which exceeds $200,000, or under any indenture or other instrument under which any evidence of indebtedness exceeding $200,000 has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

             (i) To the extent that it could result in a material liability to the Borrower or any Subsidiary (relative to the Borrower's Consolidated Tangible Net Worth), (a) any Reportable Event, which the Bank determines in good faith is likely to constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any such plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank; or (b) any Plan subject to Title IV of ERISA shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

             (j) Any governmental authority assesses the Borrower for violating any environmental law, regulation, ordinance, or requirement regarding hazardous waste that involves clean up costs which in the Bank's reasoned opinion may exceed $500,000.

      Section 8.02 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Bank, the Bank may exercise any or all of the following rights and remedies:

             (a) The Bank may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

             (b) The Bank may, by notice to the Borrower, declare the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable whereupon such Note, all such accrued interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

             (c) The Bank may, without notice to the Borrower and without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder; and

             (d) The Bank may exercise and enforce its rights and remedies provided in the Loan Documents or otherwise available at common law;

provided that if a petition is filed by or against the Borrower under the United States Bankruptcy Code, the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.


                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 9.02 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement or the Note or consent by the Borrower to any departure therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      Section 9.03 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder and under the Security Agreement shall be in writing and mailed or delivered to the applicable party at its address indicated below:

                    If to the Borrower:

                    Merrill Corporation
                    One Merrill Circle
                    St. Paul, Minnesota 55108
                            Attn:  Chief Financial Officer

                    If to the Bank:

                    First Bank National Association
                    First Bank Place
                    601 Second Avenue South
                    Minneapolis, Minnesota 55402-4302
                            Attn:  Mr. Steven L. Flack


or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received by the Bank.

      Section 9.04 CONSENT TO JURISDICTION. The Borrower hereby irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

      Section 9.05 INDEMNIFICATION. Borrower hereby agrees to indemnify, exonerate and hold the Bank and its officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith including, without limitation, reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

             (i) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of any Advance, or

             (ii) the execution, delivery, performance or enforcement of this Agreement or any document executed pursuant hereto by any of the Indemnified Parties, except for any such Indemnified Liabilities arising on account of any Indemnified Party's gross negligence or willful misconduct.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section shall survive termination of this Agreement.

      Section 9.06 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation of this Agreement, the Note, and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, as well as all out-of-pocket expenses incurred by the Bank in connection with the enforcement of this Agreement, the Note, and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of legal counsel retained by the Bank with respect thereto.

      Section 9.07 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument.

      Section 9.08 BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent the Bank.

      Section 9.09 GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

      Section 9.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      Section 9.11 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              MERRILL CORPORATION


                              By  /s/ John W. Castro
                                 --------------------------------
                                 Its:  President

                              By  /s/ John  B. McCain
                                ---------------------------------
                                 Its:  Vice President and
                                       Chief Financial Officer


                              FIRST BANK NATIONAL ASSOCIATION


                              By  /s/ Steven L. Flack
                                ----------------------------------
                                Its: Asst. Vice President

                                  EXHIBIT LIST


                         EXHIBIT A           Revolving Note
                         EXHIBIT B           Compliance Certificate
                         EXHIBIT C           Existing Subsidiaries
                         EXHIBIT D           Permitted Indebtedness
                         EXHIBIT E           Certificate of Authorized Borrower
                                             Representatives
                         EXHIBIT F           Letter of Credit Application

                                    EXHIBIT A

                             RESTATED REVOLVING NOTE


$10,000,000                                               Minneapolis, Minnesota
                                                                   June 20, 1994



      For value received, the undersigned, Merrill Corporation, a Minnesota corporation, hereby promises to pay on May 31, 1997, to the order of First Bank National Association, a national banking association (the "Bank"), at its main office at Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the undersigned hereunder (the "Principal Balance"). Interest shall accrue on the Principal Balance remaining unpaid from time to time in accordance with the provisions of Section 2.07 of the Restated and Amended Revolving Credit Agreement of even date herewith by and between the undersigned and the Bank.

      This Note may be prepaid in whole at any time or from time to time in part only as permitted under Section 2.04 of the Restated and Amended Revolving Credit Agreement.

      This Note is issued pursuant to, and subject to, the Restated and Amended Revolving Credit Agreement, which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined in that Restated and Amended Revolving Credit Agreement).

      This Note shall be immediately due and payable (including unpaid interest accrued hereon) without demand or notice thereof upon filing of a petition by or against the undersigned under the United States Bankruptcy Code.

      The undersigned hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        MERRILL CORPORATION


                                        By
                                          ----------------------------
                                          Its:

                                        By
                                          ----------------------------
                                          Its:

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

      The undersigned officer of Merrill Corporation, a Minnesota corporation (the "Borrower"), hereby certifies and represents and warrants to First Bank Minneapolis, National Association (the "Bank"), pursuant to Section 6.01 of the Revolving Credit Agreement, dated June 20, 1994 (the "Loan Agreement"), by and between the Borrower and the Bank, as follows:

      1. The Consolidated financial statements of the Borrower and its Subsidiaries as at April 30, 1994 (the "Report Date") and for the year to date, which have previously been provided to you, have been prepared in accordance with generally accepted accounting practices.

      2. The undersigned has no knowledge of the occurrence of any Event of Default under the Loan Agreement or of any event not heretofore reported and remedied, which with notice or lapse of time or both would constitute an Event of Default, except as follows: None.

      3. As of the Report Date, the Borrower is in compliance with the following financial covenants contained in the following Sections of the Loan Agreement except Section 7.06, violation of which has been waived:

      Section 6.08    CONSOLIDATED TANGIBLE NET WORTH.
             (not less than $37,500,000)

                                                            $  46,396,000
                                                             ------------

      Section 6.09  CASH FLOW LEVERAGE.
             (not to exceed 5.0 to 1.0)

                    (a)   Total interest bearing debt       $  13,896,000
                                                             ------------
                    (b)   For 12 months ending 4-30-94
                              Net income                    $  14,588,000
                                                             ------------
                              Depreciation and
                                amortization                    6,909,000
                                                             ------------
                              Capital expenditures             (8,966,000)
                                                             ------------
                              Dividends                          (782,000)
                                                             ------------

                              Total                         $  11,749,000
                                                             ------------

                              Ratio - (a) to (b)              1.18 to 1.0
                                                             ------------

      Section 7.01  LIENS.
             (not to exceed $500,000)

             liens on assets of Borrower or Subsidiaries incurred after June 20,
1994 in favor of party other than the Bank.
                                                            $    None
                                                             ------------



      Section 7.02  INDEBTEDNESS.
             (not to exceed $1,500,000)

             aggregate outstanding indebtedness of the Borrower and Subsidiaries incurred after June 20, 1994 and owed to a party other than the Bank.

                                                            $    None
                                                             ------------

      Section 7.06  CONSOLIDATION AND MERGER; ACQUISITION OF ASSETS.
             (not to exceed $2,500,000 in any consecutive 12-month period)

             (i)    consolidation and merger                $    None
                                                             ------------
             (ii)   acquisition of assets                   $    None*
                                                             ------------
             (iii)  acquisition of stock                    $     872,000
                                                             ------------

                                             TOTAL                $     872,000
                                                                   ------------

      * Excludes May Printing authorized by Bank letter dated 12/31/93.

      Section 7.08  EXPENDITURES FOR FIXED ASSETS.
             (not to exceed $15,000,000 in any 12 consecutive months)

                                                            $   8,966,000
                                                             ------------

      Section 7.09  LEASES.
             (annual rentals under noncancellable operating leases not to exceed $4,000,000 in any fiscal year)

             rent on noncancellable operating leases entered into during quarter ended April 30, 1994 will not cause aggregate rentals on such leases for fiscal year 1995 to exceed $4,000,000.

      4. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement. If there is any inconsistency between the terms of this Compliance Certificate and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of June, 1994.
                                   MERRILL CORPORATION

                                   By: /s/ John B. McCain
                                      -----------------------------------------
                                       John B. McCain
                                       Vice President & Chief Financial Officer

                                    EXHIBIT E

            CERTIFICATE REGARDING AUTHORIZED COMPANY REPRESENTATIONS


      This Certificate is being delivered by the undersigned in connection with the Restated and Amended Revolving Credit Agreement dated June 20, 1994 (the "Agreement") by and between Merrill Corporation ("Merrill"), and First Bank National Association (the "Bank").

      The undersigned, John W. Castro and John B. McCain, do hereby certify on behalf of the Company that they are the President & Chief Executive Officer and Vice President & Chief Financial Officer, respectively, of the Company and that as such, they duly authorized to execute this Certificate on behalf of the Company and do hereby certify on behalf of the Company as follows:

      (a) the following named persons are authorized on behalf of the Borrower to request Advances on behalf of the borrower received in writing or upon telephonic request by the Bank officer to whom the account has been assigned pursuant to Section 2.03 of the Agreement, and the signature appearing opposite the name of such person is his or her genuine signature:


      NAME                         SIGNATURE


      John W. Castro               /s/ John W. Castro
                                   ---------------------------------------------
      Rick R. Atterbury            /s/ Rick R. Atterbury
                                   ---------------------------------------------
      John B. McCain               /s/ John B. McCain
                                   ---------------------------------------------
      Paul R. Wotta                /s/ Paul R. Wotta
                                   ---------------------------------------------
      Patti Kirchgasler
                                   ---------------------------------------------
      James G. Sippl               /s/ James G. Sippl
                                   ---------------------------------------------
      Holly Frye                   /s/ Holly Frye
                                   ---------------------------------------------

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of June, 1994.
                                   MERRILL CORPORATION


                                   By /s/ John W. Castro
                                      ------------------------------------------
                                      John W. Castro
                                      President & Chief Executive Officer


                                   By /s/ John B. McCain
                                      ------------------------------------------
                                      John B. McCain
                                      Vice President & Chief Financial Officer